                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                       AIR PRODUCTS AND CHEMICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       AIR PRODUCTS AND CHEMICALS, INC.
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[Air Products Logo]

    ----------------------------------------------------------------------------

    AIR PRODUCTS AND CHEMICALS, INC.
    7201 Hamilton Boulevard
    Allentown, PA 18195-1501

    December 15, 1999

    Dear Shareholder:

    On behalf of your Board of Directors, I am pleased to invite you to attend the 2000 Annual Meeting of Shareholders of Air Products and Chemicals, Inc.

    The Notice of Annual Meeting, Proxy Statement, and proxy card accompanying my letter describe the business to be conducted at the meeting, including the election of five directors. In addition to myself, the Board of Directors has nominated Messrs. Mario L. Baeza, L. Paul Bremer III, Edward
    E. Hagenlocker, and Terry R. Lautenbach.

    It is important that your shares be represented and voted at the Annual Meeting. THIS YEAR, YOU MAY VOTE BY TELEPHONE OR INTERNET AS DESCRIBED ON THE PROXY CARD OR YOU MAY FILL IN, SIGN, DATE, AND MAIL THE PROXY CARD.

    We look forward to seeing you at the meeting.

    Cordially,

    /s/ Harold A. Wagner

    Harold A. Wagner
    Chairman of the Board and
    Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        AIR PRODUCTS AND CHEMICALS, INC.

TIME..........................   2:00 p.m., Thursday, January 27, 2000

PLACE.........................   Tompkins College Center Theater at Cedar Crest
                                 College in Allentown, Pennsylvania. Free parking will be available.

ITEMS OF BUSINESS.............   1. Elect four directors each for a three-year
                                    term and one director for a one-year term.

                                 2. Ratify the appointment of independent
                                    auditors for the fiscal year ending
                                    September 30, 2000.

                                 3. Attend to such other business as may
                                    properly come before the meeting or any
                                    postponement or adjournment of the meeting.

RECORD DATE...................   Shareholders of record at the close of business
                                 on November 30, 1999, are entitled to receive this notice and to vote at the meeting.

NEW WAYS TO SUBMIT YOUR
VOTE..........................   This year, you have the alternatives of voting
                                 your shares by using a toll-free telephone number or the Internet as described on the proxy card, or you may fill in, sign, date, and mail the proxy card. We encourage you to complete and file your proxy electronically or by telephone if those options are available to you.

IMPORTANT.....................   Whether you plan to attend the meeting or not,
                                 please submit your proxy as soon as possible in order to avoid additional soliciting expense to the Company. The proxy is revocable and will not affect your right to vote in person in the event you find it convenient to attend the meeting. If you find that you are unable to attend, you may request a summary of actions taken at the meeting which will be available along with our financial results for the first quarter of fiscal year 2000.


7201 Hamilton Boulevard                             By order of the Board of Directors,
Allentown, Pennsylvania 18195-1501
                                                    /s/ W. Douglas Brown
                                                    W. Douglas Brown
                                                    Vice President, General Counsel
                                                    and Secretary
                                                    December 15, 1999

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS.......................................    1
PROPOSALS YOU MAY VOTE ON...................................    5
  1.  ELECTION OF DIRECTORS.................................    5
  2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT
     ACCOUNTANTS............................................    5
THE BOARD OF DIRECTORS......................................    6
  DIRECTORS STANDING FOR ELECTION THIS YEAR.................    6
  DIRECTORS CONTINUING IN OFFICE............................    7
  BOARD MEETINGS AND COMMITTEES.............................    9
  DIRECTOR COMPENSATION.....................................   10
  DIRECTOR TERM LIMITATION AND RETIREMENT POLICY............   11
COMPENSATION OF EXECUTIVE OFFICERS..........................   11
  REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION
     COMMITTEE..............................................   11
  EXECUTIVE COMPENSATION TABLES.............................   13
     1999 SUMMARY COMPENSATION TABLE........................   13
     OPTION GRANTS IN 1999..................................   14
     OPTIONS EXERCISED IN 1999 AND 1999 YEAR-END OPTION
      VALUES................................................   14
     1999 LONG-TERM INCENTIVE AWARDS........................   15
     PENSION PLAN TABLE.....................................   15
  SEVERANCE AND OTHER CHANGE IN CONTROL ARRANGEMENTS........   16
INFORMATION ABOUT STOCK PERFORMANCE AND OWNERSHIP...........   17
  STOCK PERFORMANCE GRAPH...................................   17
  PERSONS OWNING MORE THAN 5% OF AIR PRODUCTS STOCK.........   18
  AIR PRODUCTS STOCK BENEFICIALLY OWNED BY OFFICERS AND
     DIRECTORS..............................................   19
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...   19

[Air Products Logo]

--------------------------------------------------------------------------------
AIR PRODUCTS AND CHEMICALS, INC.
7201 Hamilton Boulevard
Allentown, PA 18195-1501

                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 27, 2000

                                PROXY STATEMENT

We have sent you this Notice of Annual Meeting and Proxy Statement and proxy card because the Board of Directors of Air Products and Chemicals, Inc. (the "Company" or "Air Products") is soliciting your proxy to vote at the Company's Annual Meeting of Shareholders on January 27, 2000 (the "Annual Meeting"). This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about the Company.

                             QUESTIONS AND ANSWERS

WHAT MAY I VOTE ON?

- The election of five nominees to serve on our Board of Directors.

- The appointment of independent accountants to audit the Company's financial statements for our fiscal year 2000.

HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

The Board recommends votes

     - FOR each of the nominees for the Board of Directors, and

     - FOR the appointment of the independent accountants.

WHO IS ENTITLED TO VOTE?

Only shareholders who owned Air Products common stock, par value $1.00 per share ("Company Stock"), as of the close of business on November 30, 1999, the "Record Date" for the Annual Meeting, may vote.

WHO COUNTS THE VOTES?

Representatives of our Transfer Agent, First Chicago Trust Company, a division of EquiServe, will tabulate the votes and act as the independent inspectors of the election.

WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

The shares on your proxy card or cards are all of the shares registered in your name with our Transfer Agent on the Record Date, including shares in the Direct Investment Program administered for Air Products shareholders by our Transfer Agent. If you have shares registered in the name of a bank, broker, or other registered owner, you should receive instructions from that registered owner about how to instruct them to vote those shares.

HOW DO I VOTE THE SHARES ON MY PROXY CARD?

You may vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope.

ALSO, THIS YEAR AIR PRODUCTS IS OFFERING YOU THE OPPORTUNITY TO VOTE BY USING A TOLL-FREE TELEPHONE NUMBER OR THE INTERNET. Instructions about these ways to vote appear on the proxy card. If you vote by telephone or Internet, please have your proxy card and social security number available. The sequence of numbers appearing on your card and your social security number are necessary to verify your vote.

Votes submitted by mail, telephone, or Internet will be voted in the manner you indicate by the individuals named on the proxy. If you do not specify how you want your shares voted, they will be voted according to the Board's recommendations for the two proposals.

MAY I CHANGE MY VOTE?

You may revoke your proxy at any time before the Annual Meeting by returning a later-dated proxy card or phone or Internet vote; notifying us that you have revoked your proxy; or attending the Annual Meeting, giving notice of revocation and voting in person.

HOW IS COMPANY STOCK IN THE COMPANY'S RETIREMENT SAVINGS
AND STOCK OWNERSHIP PLAN ("RSSOP") VOTED?

If you are an employee or former employee who owns shares of Company Stock under the RSSOP, you will be furnished a separate voting direction form by the RSSOP Trustee, State Street Bank and Trust Company. The Trustee will vote shares of Company Stock represented by units of interest allocated to your RSSOP account on the Record Date. The vote cast will follow the directions you give when you complete and return your voting direction form to the Trustee, or give your instructions by telephone or Internet. The Trustee will cast your vote in a manner which will protect your voting privacy. If you do not give voting instructions or your instructions are unclear, the Trustee will vote the shares in proportion to the way the other RSSOP participants voted their RSSOP shares. The Trustee will also vote fractional shares in proportion to the way that all voting RSSOP participants voted their shares.

HOW MANY SHARES CAN VOTE AT THE 2000 ANNUAL MEETING?

As of the Record Date, November 30, 1999, 229,304,812 shares of Company Stock were issued and outstanding, which are the only shares entitled to vote at the Annual Meeting. Every owner of Company Stock is entitled to one vote for each share owned.

WHAT IS A "QUORUM"?

A quorum is necessary to hold a valid meeting of shareholders. A majority of the outstanding shares of Company Stock present in person or represented by proxy makes a quorum. If you vote -- including by Internet, telephone, or proxy card -- you will be considered part of the quorum for the Annual Meeting.

WHAT VOTE IS NECESSARY TO PASS THE ITEMS OF BUSINESS AT THE ANNUAL MEETING?

If a quorum is present at the Annual Meeting, director candidates receiving the highest number of votes for each open seat on the Board will be elected. If you vote and are part of the quorum, your shares will be voted for election of all five of the director candidates unless you give instructions to "withhold" votes, although withholding votes and broker non-votes will not influence voting results. Abstentions may not be specified as to election of directors.

The appointment of independent auditors will be approved if a majority of the votes cast are voted in favor. Abstentions will have the effect of a vote against.

HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

We do not know of any business or proposals to be considered at the 2000 Annual Meeting other than the items described in this Proxy Statement. If any other business is proposed and we decide to permit it to be presented at the Annual Meeting, the signed proxies received from you and other shareholders give the persons voting the proxies the authority to vote on the matter according to their judgement.

WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING DUE?

Proposal must be received by W. Douglas Brown, Secretary, Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, PA 18195-1501, by October 29, 2000, and must comply with the requirements of our bylaws (described in the next paragraph) to be presented at the 2001 annual meeting. The proxy for next year's annual meeting will confer discretionary authority to vote on any shareholder proposal that we do not know about before October 30, 2000.

Our bylaws require adequate written notice of the proposal by delivering it in writing to Mr. Brown in person or by mail at the address stated above, on or after September 29, 2000, but no later than October 29, 2000. To be considered adequate, the notice must contain specified information about the matter to be presented at the meeting and the shareholder proposing the matter. A proposal received after October 29, 2000, will be considered untimely and will not be entitled to be presented at the meeting. To be considered for inclusion in next year's proxy statement, proposals must be delivered in writing to Mr. Brown at the address stated above no later than August 17, 2000.

WHAT ARE THE COSTS OF THIS PROXY SOLICITATION?

We hired Morrow & Co. to help distribute materials and solicit votes for the Annual Meeting. We will pay them a fee of $7,500, plus out-of-pocket costs and expenses, and reimburse banks, brokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding Annual Meeting materials to you because they own Company Stock for you. In addition to using the mail, our directors, officers, and employees may solicit proxies by personal interview, telephone, telegram, or otherwise, although they won't be paid any additional compensation. The Company will bear all expenses of solicitation.

MAY I INSPECT THE SHAREHOLDER LIST?

For a period of 10 days prior to the Annual Meeting and if you have a purpose germane to the meeting , a list of shareholders registered on the books of our Transfer Agent as of the Record Date will be available for your examination, as a registered shareholder, during normal business hours at the Company's principal offices.

HOW CAN I GET MATERIALS FOR THE ANNUAL MEETING?

PUBLIC SHAREHOLDERS. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about December 15, 1999. Each registered and beneficial owner of Company Stock on the Record Date should have received a copy (or, if they have consented, notice of on-line availability) of the Company's Annual Report to Shareholders including financial statements (the "Annual Report") either with this Proxy Statement or prior to its receipt (although only certain parts of the Annual Report are required to be part of the proxy solicitation material for the Annual Meeting). When you receive this package, if you have not yet received the Annual Report please contact us and a copy will be sent at no expense to you.

CURRENT EMPLOYEES. If you are an employee of the Company or an affiliate with Intranet access as of the Record Date, you should have received E-mail notice of electronic access to the Notice of Annual Meeting, the Proxy Statement, and the Annual Report on or about December 15, 1999. You may request a paper copy of this Notice of Annual Meeting and Proxy Statement and of the Annual Report by contacting us. If you do not have Intranet access, copies of these materials will be mailed to your home.

If you are a participant in the RSSOP, you will receive a voting direction form from the Plan Trustee mailed to your home on or after December 15, 1999 for directing the vote of shares in your RSSOP account. We've also arranged for the Plan Trustee to receive your voting instructions by telephone or Internet as described on the voting direction form.

If you have employee stock options awarded to you by the Company or an affiliate but don't otherwise own any Company Stock on the Record Date, you will not receive a proxy card for voting. You are being furnished this Proxy Statement and the Annual Report for your information and as required by law.

CAN I RECEIVE ANNUAL REPORTS AND PROXY STATEMENTS ON-LINE?

YES. WE URGE YOU TO SAVE AIR PRODUCTS FUTURE POSTAGE AND PRINTING EXPENSES BY CONSENTING TO RECEIVE FUTURE ANNUAL REPORTS AND PROXY STATEMENTS ON-LINE ON THE INTERNET.

Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Those shareholders will be given the opportunity to consent to future Internet delivery when they vote their proxy or give voting instructions.

If you are not a registered shareholder, this option may only be available if you vote by Internet due to requirements set by the bank, broker or other registered owner who owns your shares for you. If you are not given an opportunity to consent to Internet delivery when you vote your proxy or give your voting instructions, contact the registered owner of your shares and inquire about the availability of such an option for you.

If you consent, your account will be so noted; when our proxy statement and other solicitation materials for the 2001 annual meeting of shareholders become available, you will be notified of how to access them on the Internet; and you will always be able to request paper copies by contacting us.

HOW CAN I REACH THE COMPANY TO REQUEST MATERIALS OR
INFORMATION REFERRED TO IN THESE QUESTIONS AND ANSWERS?

You may reach us

     - by mail addressed to the Corporate Secretary's Office

       Air Products and Chemicals, Inc.
       7201 Hamilton Boulevard
       Allentown, PA 18195-1501

     - by calling 888-AIR-INFO

     - by leaving a message on our website at www.airproducts.com/comments

When you request material for the Annual Meeting, it will be provided to you at no cost.

                           PROPOSALS YOU MAY VOTE ON

                           1.   ELECTION OF DIRECTORS

The Board of Directors currently has 14 positions. With the retirement of Mr. Takeo Shiina under our retirement policy for directors and the election by shareholders of the five nominees standing for election, the Board will have 13 members after the Annual Meeting. Our Board is divided into three classes for purposes of election, with terms of office ending in successive years.

Messrs. Mario L. Baeza, L. Paul Bremer III, Edward E. Hagenlocker, and Terry R. Lautenbach, four incumbent directors whose terms are currently scheduled to expire at the Annual Meeting, have been nominated for re-election for three-year terms; and in order to balance the number of directors in each class, Mr. Wagner has been nominated for election to a one-year term. Other directors are not up for election this year and will continue in office for the remainder of their terms. If a nominee is unavailable for election at the time of the Annual Meeting, proxy holders will vote for another nominee proposed by our Board or, as an alternative, the Board may reduce the number of positions on the Board.

YOUR BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE ELECTION OF MESSRS. BAEZA, BREMER, HAGENLOCKER, LAUTENBACH, AND WAGNER.

          2.   RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

At its meetings held in November 1999, the Audit Committee of our Board of Directors recommended and the Board approved for vote by shareholders continuation of Arthur Andersen LLP of Philadelphia, Pennsylvania ("Arthur Andersen") as independent auditors for 2000. Arthur Andersen has been our independent auditor since 1948. If this proposal is defeated, the Board will consider other auditors for next year. However, because of the difficulty in substituting auditors so long after the beginning of the current year, the appointment for fiscal year 2000 will stand unless the Board finds other good reason for making a change.

Representatives of Arthur Andersen will be available at the Annual Meeting to respond to questions.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2000.

                             THE BOARD OF DIRECTORS

Information follows about the age and business experience, as of November 1, 1999, of the directors up for election and the directors continuing in office. Each of them has consented to being nominated for director and agreed to serve if elected. All of the nominees are currently directors and all have been elected by shareholders at prior meetings, except for Mr. Baeza, who was initially elected to our Board by the directors in July 1999.
--------------------------------------------------------------------------------
DIRECTORS STANDING FOR ELECTION THIS YEAR FOR TERMS EXPIRING AT THE ANNUAL MEETING IN 2003
--------------------------------------------------------------------------------
[BAEZA PHOTO]
--------------------------------------------------------------------------------
[BREMER PHOTO]
--------------------------------------------------------------------------------
[HAGENLOCER PHOTO]
--------------------------------------------------------------------------------
                   MARIO L. BAEZA, age 48. Chairman and Chief Executive Officer of TCW/Latin America Partners, L.L.C. Director of the Company since 1999.
                   Mr. Baeza formed TCW/Latin America Partners, L.L.C. in 1996. TCW/Latin America Partners, L.L.C. is managing general partner of TCW/Latin America Private Equity Partners, L.P., a private equity fund with a controlling interest in a variety of companies in Brazil, Argentina, and Mexico which is jointly owned by Baeza & Company and Trust Company of the West. Prior to forming TCW/Latin America Partners in 1996, Mr. Baeza served as president of Wasserstein Parella
International Limited and Chairman and CEO of Grupo Wasserstein Parella, the Latin American Division of the firm; and until 1994, was a partner at the law firm of Debevoise & Plimpton where, among other practices, he founded and headed the firm's Latin America Group. Mr. Baeza is a managing director of Trust Company of the West and a director of Ariel Mutual Fund Group and the Council of Foreign Relations.
                   L. PAUL BREMER III, age 58. Managing Director of Kissinger Associates. Director of the Company since 1993.
                   Former Ambassador Bremer joined Kissinger Associates, a strategic consulting firm headed by former Secretary of State, Henry Kissinger, in 1989 following a 23-year career in the United States Diplomatic Service. Ambassador Bremer held various assignments including political, economic, and commercial officer at the American Embassies in Afghanistan and Malawi and Deputy Chief of Mission and charge d'affaires at the American Embassy in Oslo, Norway. He was appointed Executive Secretary of the State Department and Special
Assistant to the Secretary of State in 1981. In 1983, he was named United States Ambassador to the Netherlands and in 1986 he was appointed Ambassador-at-Large for Counter-Terrorism. Ambassador Bremer is also a director of Vivid Technologies, Inc., Akzo Nobel N.V., and the Netherland-America Foundation.
                   EDWARD E. HAGENLOCKER, age 59. Former Vice Chairman of Ford Motor Company and former Chairman of Visteon Automotive Systems. Director of the Company since 1997.
                   Mr. Hagenlocker joined Ford Motor Company as a research scientist in 1964 and later held engineering management positions in Product Development, Chassis Division, Body and Electrical Product Engineering, Climate Control Division, and Truck Operations. In 1986, he was elected a Ford vice president and named General Manager of Truck Operations. Mr. Hagenlocker was appointed Vice President of General
Operations for Ford North American Automotive Operations ("NAAO") in 1992 and Executive Vice President of NAAO in 1993. He was elected President of Ford Automotive Operations in 1994 and Chairman, Ford of Europe in 1996. He served as Vice Chairman of Ford Motor Company in 1996 and Chairman of Visteon Automotive Systems from 1997 until his retirement in 1999. Mr. Hagenlocker is a director of Boise Cascade Corporation, Nanophase Technologies Corporation, and AmeriSource Corporation.

[LAUTENBACH PHOTO]
                   TERRY R. LAUTENBACH, age 61. Former Senior Vice President of International Business Machines Corporation. Director of the Company since 1991.

                   Mr. Lautenbach joined IBM, a manufacturer and supplier of information handling systems, equipment and services, in 1959, and held numerous positions in the marketing area until becoming IBM Vice President -- Marketing in 1984,
                   President -- Communication Products Division in 1985, Vice President and Group Executive -- Information Systems and Communications Group in 1986, and Senior Vice President and General Manager in 1988. Mr. Lautenbach served as Senior Vice
President and was a member of IBM's Management Committee from 1990 to 1992. He serves as a director of CVS Corp., Varian Medical Systems, and Footstar Corp.
--------------------------------------------------------------------------------
DIRECTOR STANDING FOR ELECTION THIS YEAR FOR A TERM EXPIRING AT THE ANNUAL MEETING IN 2001
--------------------------------------------------------------------------------
[WAGNER PHOTO]
--------------------------------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE UNTIL THE ANNUAL MEETING IN 2001
--------------------------------------------------------------------------------
[BARRETT PHOTO]
--------------------------------------------------------------------------------
                   HAROLD A. WAGNER, age 64. Chairman of the Board and Chief Executive Officer of the Company. Director of the Company since 1991.
                   Mr. Wagner joined the Company in 1963 and held various positions of increasing responsibility becoming Vice President, Sales, Industrial Gas Division -- U.S. in 1981. He became Vice President -- Planning in 1982, Vice
                   President -- Business Divisions, Chemicals Group in 1987, President of Air Products Europe, Inc. in 1988, Executive Vice President -- Gases and Equipment in 1990, President and Chief Operating Officer in 1991, and Chairman of the Board and Chief Executive Officer in 1992. Mr. Wagner is a director of United Technologies Corporation, CIGNA Corporation, PACCAR, Daido Hoxan, Inc., and the Chemical Manufacturers Association, and a trustee of Lehigh University and the Eisenhower Exchange Fellowships, Inc.
                   TOM H. BARRETT, age 69. Partner in American Industrial Partners, a private investment partnership, since 1992. Prior to this, he was Chairman of the Board, President and Chief Executive Officer of The Goodyear Tire & Rubber Company until his retirement in 1991. Director of the Company since 1990. Mr. Barrett joined The Goodyear Tire & Rubber Company, a major producer of tires, in 1953 and held numerous positions in the technical and production areas. He was elected an officer of the Company in 1976, a director in 1979, and President and Chief Operating Officer in 1982. He became Chief Executive Officer in 1988 and Chairman in 1989. Mr.
Barrett is a director of A. O. Smith Corporation, The Mony Group, Inc., and Newell-Rubbermaid, Inc.

[HARDYMON PHOTO]
--------------------------------------------------------------------------------
                   JAMES F. HARDYMON, age 65, Retired Chairman and Chief Executive Officer of Textron Inc. Director of the Company since 1997.
                   Mr. Hardymon joined Textron Inc., a global, multi-industry company with core businesses of aircraft, automotive, industrial, and finance, in 1989 as President and Chief Operating Officer. He became Chief Executive Officer in 1992, and assumed the title of Chairman in 1993. Mr. Hardymon retired from Textron at the end of January 1999. Prior to joining Textron, Mr. Hardymon was President, Chief Operating Officer, and a director of Emerson Electric Co. He is a director of Circuit City Stores, Inc., Fleet Financial Group,
Inc., American Standard, Inc., Lexmark International, Inc., Championship Auto Racing Teams, Inc., and Schneider Electric S.A.

[THOMAS PHOTO]
--------------------------------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE UNTIL THE ANNUAL MEETING IN 2002
--------------------------------------------------------------------------------
[CIZIK PHOTO]
--------------------------------------------------------------------------------
[FAIRBAIRN PHOTO]
--------------------------------------------------------------------------------
[JONES PHOTO]
--------------------------------------------------------------------------------
                   LAWRASON D. THOMAS, age 65. Former Vice Chairman of Amoco Corporation. Director of the Company since 1994.
                   Mr. Thomas joined Amoco Chemical Company, a subsidiary of Amoco Corporation, an integrated petroleum company, in 1958. He held various sales, marketing, and administrative positions with Amoco's chemical and oil subsidiaries before being named Amoco Oil Company's Vice President of Operations, Planning, and Transportation in 1976, Executive Vice President in 1979, and President in 1981. He was elected a director of Amoco Corporation in 1989, Executive Vice President in 1990, and assumed the position of Vice Chairman in 1992. Mr. Thomas retired as Vice Chairman and from the Board of Directors of Amoco Corporation effective January 1, 1996 and continued until April 1996 as senior advisor to the Chairman and a senior representative to international trade groups, partners, and governments.
                   ROBERT CIZIK, age 68. Former Chairman of the Board of Cooper Industries, Inc. Director of the Company since 1992.
                   Mr. Cizik joined Cooper Industries, Inc., a diversified, worldwide manufacturing company, in 1961 and served in various financial, planning and management positions prior to becoming President and Chief Operating Officer in 1973. He served as Cooper's Chief Executive Officer from 1975 to 1995, and served as Chairman of the Board from 1983 until his retirement in 1996. Mr. Cizik is a director of Harris Corporation and Temple-Inland, Inc. and is a director and serves as non-executive chairman of Stanadyne Automotive
Corp. and Koppers Industries, Inc.
                   URSULA F. FAIRBAIRN, age 56. Executive Vice President, Human Resources and Quality of American Express Company. Director of the Company since 1998.
                   Ms. Fairbairn joined American Express Company, a travel and financial services company, in 1996 as Executive Vice President, Human Resources and Quality. Prior to joining American Express, Ms. Fairbairn was Senior Vice President, Human Resources at Union Pacific Corporation, and had previously held several marketing and human resources positions at IBM Corporation. She is a director of VF Corporation.
                   JOHN P. JONES III, age 49, President and Chief Operating Officer of the Company. Director of the Company since 1998. Mr. Jones joined the Company in 1972 and, following various commercial assignments in Company joint ventures and subsidiaries, was appointed Vice President and General Manager of the Company's Environmental/Energy Division in 1988. He was appointed Group Vice President of the Company's Process System Group in 1992 and in 1993 was transferred to Air Products Europe, Inc. where he was named President. In 1996, Mr. Jones returned to the U.S. where he was elected
Executive Vice President -- Gases and Equipment. He was elected to his present position effective October 1, 1998.

[KAMINSKI PHOTO]
--------------------------------------------------------------------------------
[LUBBERS PHOTO]
--------------------------------------------------------------------------------

                   JOSEPH J. KAMINSKI, age 60. Corporate Executive Vice President of the Company. Director of the Company since 1996. Mr. Kaminski joined the Company in 1965 as a project engineer and held various positions in Corporate Planning, Treasury, and Controllership. He became Vice President -- Corporate Planning in 1988, President -- Air Products Europe, Inc. in 1990, and Executive Vice President -- Gases and Equipment in 1993. Mr. Kaminski assumed his present position in 1996. He is Past Chairman of the International Oxygen Manufacturers Association, a director of the Pacific Basin Economic
Council, a trustee of the Manufacturers' Alliance for Productivity and Innovation, a trustee of the Committee for Economic Development, and a member of the Board of Directors of Baum School of Art.

                   RUUD F. M. LUBBERS, age 60. A Minister of State and the former Prime Minister of the Netherlands. Director of the Company since 1995.
                   Mr. Lubbers held senior level positions within the Dutch government for over twenty years. Between 1973 and 1977, he served as Minister for Economic Affairs, in 1978 he became Parliamentary leader of the Christian Democratic Alliance, and he was Prime Minister from 1982 until 1994. Mr. Lubbers is a professor of international economics and globalization. He teaches at the Katholic University Brabant and at the John
                   F. Kennedy School of Government at Harvard University. He serves as the Chair of the Institute of Foreign Relations in
The Hague and holds chair positions at Delft University of Technology and the Tinbergen Institute. Mr. Lubbers serves as a director of Mercon and WWF for Nature.

BOARD MEETINGS AND COMMITTEES

Our Board met eleven times during our fiscal year 1999, and Board and committee attendance averaged 93% for the Board as a whole. Mr. Shiina, who resides in Tokyo, Japan, attended less than 75% of the meetings of the Board and committees on which he served. Unless otherwise stated, 1999 means our fiscal year ending September 30, 1999.

The Board has six standing committees which operate under written charters approved by the full Board. None of the directors who serve on the Audit, Management Development and Compensation, and Nominating and Corporate Governance Committees are or ever were employed by the Company.

The AUDIT COMMITTEE, which met three times in 1999, reviews significant internal audit and control matters, and internal audit staff activities; reviews independent audit results; and reviews and transmits to the Board the audited financial statements of the Company after the close of each fiscal year. The Committee also reviews the independence and fees of the Company's independent auditors and recommends the appointment of the firm for approval by the Board and ratification by the shareholders. Committee Members are Messrs. Hagenlocker, Hardymon, and Thomas (Chairman).

The ENVIRONMENTAL, SAFETY AND PUBLIC POLICY COMMITTEE, which met once during 1999, monitors for and reports to the Board on issues and matters of concern in areas such as environmental compliance, safety, government, politics and the economy, community relations, and corporate and foundation philanthropic programs and charitable contributions. Members of the Committee are Ms. Fairbairn and Messrs. Bremer, Kaminski, Lubbers (Chairman), and Shiina.

The EXECUTIVE COMMITTEE, which met once this past year, has authority to act on most matters concerning management of the business during intervals between Board meetings. Members of the Committee are Messrs. Barrett, Cizik, and Wagner (Chairman).

The FINANCE COMMITTEE, which met four times in 1999, reviews the Company's financial policies; keeps informed of its operations and financial condition, including requirements for funds; advises the Board about sources and uses of Company funds; evaluates investment programs; and reviews the Company's financial arrangements and methods of external financing. Members of the Committee are Messrs. Barrett (Chairman), Cizik, Jones, Lubbers, Thomas, and Wagner.

The MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE, which met four times in 1999, makes recommendations to the Board and provides advice to management about the Company's succession planning; establishes the Company's executive compensation policies; oversees the administration of the incentive compensation plans for executives and key employees; reviews the actions of those responsible for the administration of the Company's pension and savings plans; and approves significant amendments to such incentive compensation, pension, and savings plans on behalf of the Board. The Committee approves the individual salary, bonus, and incentive plan awards of the chief executive officer, the other executive officers, and certain other senior executives, and annually reviews with the Board the performance of the chief executive officer. Members of the Committee are Ms. Fairbairn and Messrs. Barrett, Cizik, Hardymon, and Lautenbach (Chairman).

The NOMINATING AND CORPORATE GOVERNANCE COMMITTEE met twice during 1999. This Committee makes recommendations to the Board about candidates to fill Board vacancies during the year and the slate of nominees for election at annual meetings; the functions and meeting schedules of the Board and the committees, and the members of the committees; director compensation, tenure, retirement, and performance assessment; and governance practices. Members of the Committee are Messrs. Bremer (Chairman), Hagenlocker, Lautenbach, and Shiina.

This Committee will consider nominations for directors made by shareholders of record entitled to vote for the election of directors if timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders, is received by the Company. To be timely for the 2001 annual meeting, the notice must be received within the time frame discussed on page 3. To be in proper form, the notice must include each nominee's written consent to be named as nominee and to serve, if elected; and information about the shareholder making the nomination and the person nominated for election. These requirements are contained in provisions of our bylaws which will be provided upon written request.

DIRECTOR COMPENSATION

Board members who are not employed by the Company receive the following compensation for Board service:

Annual Retainer                  $48,000 ($51,000 for Committee Chairman)
Deferred Stock Units ("DSUs")    400 when first elected and 400 annually
Market Value Stock Options       2,000 shares annually

Instead of paying the annual retainer quarterly in cash, we give each director DSUs equivalent to $3,000 of the quarterly retainer and the opportunity to "purchase" more DSUs with up to all of the rest of their annual retainer. Retainer dollars are converted to DSUs by dividing by the market value of a share of Company Stock on the date the dollars would have been paid to the director. DSUs provide our directors with the financial equivalent of owning Company Stock which they cannot give away or sell until after they leave our Board, except that DSUs have no voting rights.

The stock options granted to our directors become exercisable in six months and remain exercisable for nine and one-half years unless the director serves on our Board for less than six years (other than because of disability or death). After the options become exercisable, the directors may transfer them by gift to certain family members.

Although we do not pay meeting fees for attending Board or committee meetings, directors are reimbursed for expenses incurred in performing their duties as directors. We also pay an annual fee of $15,000, plus expenses, to members of our Japanese Advisory Council, including Mr. Shiina, and members of our European Advisory Council, including Mr. Lubbers.

DIRECTOR TERM LIMITATION AND RETIREMENT POLICY

It is our policy to limit directors who have never been Company employees to four three-year terms or 12 years of Board service. Also, these directors are expected to tender their resignation for consideration by the Nominating and Corporate Governance Committee when they have a change in principal position or identity other than normal retirement, and are not to stand for election to a term during which they turn age 71. Finally, directors who are Company employees, including the chief executive officer, must retire from the Board when they retire from active employment with the Company. Company policy requires the chief executive officer and other executive officers to retire from Company employment at age 65.

                       COMPENSATION OF EXECUTIVE OFFICERS

      REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE (THE
                                  "COMMITTEE")

COMPENSATING EXECUTIVE OFFICERS. The Committee is responsible for our management compensation program, the primary elements of which are base salary, cash bonus, and stock-based intermediate and long-term incentives. An executive officer's pay reflects his performance and responsibility, both as an individual and as a leader of or contributor to various team initiatives. A significant amount of total pay is tied to the achievement of financial goals for the annual and longer-term financial performance of the Company and the creation of incremental shareholder value, and/or to the performance of our stock. In this report we refer to this kind of compensation as "at risk" pay.

Each year we set target levels for salary, bonus, and incentive awards using executive compensation survey data for industrial companies with annual revenues of three to ten billion dollars. We focus on chemical and nondurable manufacturing companies in particular. Our intent is for cash components of pay to approximate the survey median, and stock-based incentive awards to be above the median. Since a large portion of the compensation opportunity is determined by performance-based variables, total compensation may be above or below the median based on individual and/or Company performance.

Again in 1999, at risk pay represented a progressively larger portion of the total pay for our executives in higher level positions in order to encourage our leadership team to manage from the perspective of owners with an equity stake in the Company. Approximately 70% of Mr. Wagner's intended total pay was at risk, with a range of 60% to 70% for Messrs. Jones, Gadomski, Kaminski, and Sullam.

U.S. tax law does not let us deduct from the Company's corporate taxable income pay to any one of these five executives which is not variable or at risk and which exceeds $1,000,000. We will be able to deduct all payments to them for fiscal year 1999.

1999 ANNUAL CASH COMPENSATION -- BASE SALARY. Late in 1998, when we fixed the fiscal year 1999 salaries for each of Mr. Wagner and the other executive officers, we considered pay for comparable positions reported in the compensation surveys; personal performance, position in salary range, and time since last increase; and, most importantly, the Company's overall performance as related to Mr. Wagner's leadership and the impact of the other executive officers on the business. The salaries set for Messrs. Jones and Gadomski reflect increased responsibilities they assumed in early 1999 as our succession plan for Air Products leadership moved ahead and they assumed their current positions in our top management team.

BONUS. At the beginning of 1999, we adopted performance objectives for the year based on return on shareholders' equity and growth in net income, and established an objective formula for computing the bonus for Mr. Wagner and the other executive officers, based on the extent to which these objectives are achieved. Following the end of the year, in addition to establishing the maximum possible bonus payment by measuring performance against these two principal objectives, we also considered growth in revenues, growth in earnings per share, total return to shareholders, the overall economic environment, and the performance of the other companies included in the Standard & Poor Chemicals Index or the Dow Jones Specialty Chemicals Index. To set Mr. Wagner's bonus, we also considered his 1999 CEO performance review in which we focused on criteria used each year to evaluate his leadership to Air Products, our various stakeholders, and our Board.

At our November 1999 meeting, we completed our assessment of the Company's and Mr. Wagner's performance and set 80% of the 1999 target bonus guideline as the overall bonus award level for fiscal year 1999, including for Mr. Wagner's award.

1999 STOCK-BASED COMPENSATION. We think this compensation component is particularly important since it reflects the Company's capital intensive business portfolio which requires long-term commitments for success. There are two main forms of awards -- stock options and performance-based deferred stock units ("DSUs") -- granted in the three years covered by the Compensation Tables in this Proxy Statement. Ten-year market-priced stock options have been granted annually, complemented in fiscal years 1997 and 1999 by a two-year performance program consisting of awards of five-year premium-priced options and DSUs. In the fall of 1998, we granted our executive officers each type of award at a unit level within the guideline award range for their salary grade level, reflecting their position and responsibilities at the time of grant.

CONCLUSION. To drive management effort and results, we have a compensation program that is competitive and appropriately linked to shareholder return and the Company's financial goals.

               Management Development and Compensation Committee
                         Terry R. Lautenbach, Chairman
                                 Tom H. Barrett
                                  Robert Cizik
                              Ursula F. Fairbairn
                               James F. Hardymon

                         EXECUTIVE COMPENSATION TABLES

                        1999 SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                 ANNUAL COMPENSATION                  COMPENSATION AWARDS
                                     -------------------------------------------   --------------------------
                                                                                    SECURITIES
                                                                    OTHER ANNUAL    UNDERLYING        LTIP
                                     FISCAL    SALARY     BONUS     COMPENSATION   STOCK OPTIONS    PAYOUTS        ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR     ($)(1)     ($)(1)        ($)             (#)          ($)(2)     COMPENSATION(3)
---------------------------          ------   --------   --------   ------------   -------------   ----------   ---------------
Harold A. Wagner...................   1999    $902,885   $473,000     $     0         220,000      $        0       $32,586
Chairman and Chief                    1998    $827,596   $986,965     $     0         110,000      $1,501,950       $24,694
  Executive Officer                   1997    $777,443   $874,000     $     0         220,000      $        0       $23,211
John P. Jones III..................   1999    $600,769   $311,000     $     0         150,000      $        0       $19,354
  President and Chief                 1998    $400,962   $363,300     $     0         100,000      $  750,975       $11,955
  Operating Officer                   1997    $351,346   $326,000     $44,222(4)      100,000      $        0       $10,501
Robert E. Gadomski.................   1999    $501,154   $219,000     $     0         100,000      $        0       $17,905
  Executive Vice President,           1998    $400,962   $363,300     $     0         100,000      $  750,975       $11,944
  Gases and Equipment                 1997    $351,346   $326,000     $     0         100,000      $        0       $10,480
Joseph J. Kaminski.................   1999    $434,535   $174,000     $     0         100,000      $        0       $15,696
  Corporate Executive                 1998    $417,415   $363,300     $     0          50,000      $  750,975       $12,463
  Vice President                      1997    $401,308   $326,000     $     0         100,000      $        0       $11,985
Ronaldo Sullam.....................  1999..   $319,515   $120,000     $     0          40,000      $        0       $     0
  President, Air Products             1998    $309,913   $250,216     $     0          18,000      $  161,500       $     0
  Europe, Inc.                        1997    $283,840   $188,044     $     0          28,800      $        0       $     0

-------------------------

(1) Cash compensation earned for services performed during each fiscal year, including amounts deferred at the election of the executive.

(2) On September 30, 1999, Mr. Wagner owned 105,200 deferred stock units ("DSUs") worth $3,027,793; Mr. Jones owned 28,100 DSUs worth $808,755; Mr. Gadomski owned 29,100 DSUs worth $837,536; Mr. Kaminski owned 44,400 DSUs worth $1,277,890; and Mr. Sullam owned 8,400 DSUs worth $241,763. These values are based on the 1999 fiscal year-end fair market value of a share of Company Stock. DSUs which have earned out are the financial equivalent of owning Company Stock which can't be transferred or sold until after the executive retires, except that DSUs accrue dividend equivalents and have no voting rights and are subject to forfeiture for engaging in specified activities such as competing with the Company.

(3) Amounts shown for 1997 and 1998 are entirely, and for 1999 are principally, Company matching contributions and/or accruals under the qualified 401(k) and nonqualified savings plans for U.S. employees under which the Company matches 50% of each participant's elective salary reduction up to 6% of base salary. In addition for 1999, the following amounts are included for interest accrued under the nonqualified savings plan and on certain deferred bonus accounts: Mr. Wagner $4,633, Mr. Jones $891, Mr. Gadomski $2,441, and Mr. Kaminski $2,225.

(4) Mobility incentive premium payment for employees who are U.S. citizens on international assignments.

                             OPTION GRANTS IN 1999

                                   INDIVIDUAL GRANTS                                       NET POTENTIAL REALIZABLE
---------------------------------------------------------------------------------------    VALUE AT ASSUMED ANNUAL
                             NUMBER OF      PERCENT(%)                                       RATES OF STOCK PRICE
                             SECURITIES      OF TOTAL                                          APPRECIATION FOR
                             UNDERLYING      OPTIONS                                            OPTION TERM(2)
                              OPTIONS       GRANTED TO     EXERCISE                        ------------------------
                              GRANTED      EMPLOYEES IN      PRICE        EXPIRATION           5%           10%
NAME                           (#)(1)      FISCAL YEAR     PER SHARE         DATE             ($)           ($)
----                         ----------    ------------    ---------    ---------------    ----------    ----------
Harold A. Wagner...........   110,000(3)       4.2%         $29.47(3)   October 2, 2008    $2,038,688    $5,166,435
                              110,000(4)       4.2%         $40.00(4)   October 2, 2003    $        0    $  820,790
John P. Jones III..........    75,000(3)       2.8%         $29.47(3)   October 2, 2008    $1,390,014    $3,522,569
                               75,000(4)       2.8%         $40.00(4)   October 2, 2003    $        0    $  559,630
Robert E. Gadomski.........    50,000(3)       1.9%         $29.47(3)   October 2, 2008    $  926,676    $2,348,380
                               50,000(4)       1.9%         $40.00(4)   October 2, 2003    $        0    $  373,086
Joseph J. Kaminski.........    50,000(3)       1.9%         $29.47(3)   October 2, 2008    $  926,676    $2,348,380
                               50,000(4)       1.9%         $40.00(4)   October 2, 2003    $        0    $  373,086
Ronaldo Sullam.............    20,000(3)        .8%         $29.47(3)   October 2, 2008    $  370,670    $  939,352
                               20,000(4)        .8%         $40.00(4)   October 2, 2003    $        0    $  149,235

-------------------------

(1) Exercisable options may be transferred by gift to certain family members. The exercise price and tax withholding obligations may be satisfied with shares owned by the executive. Options are subject to forfeiture for engaging in specified activities such as competing with the Company.

(2) Net pre-tax gains which would be recognized at the end of the option term if an executive exercised all of his 1999 options on the last day of the option term and our stock price had grown at the 5% and 10% assumed growth rates set by the Securities and Exchange Commission. The amounts shown are not intended to forecast future appreciation in the price of our stock.

(3) These options become exercisable in one-third increments on the first three anniversaries of grant and were granted at fair market value on the October 1, 1998 grant date.

(4) These options become exercisable on October 1, 2000, and were granted at a pre-established premium exercise price higher than fair market value on the October 1, 1998 grant date.

                           OPTIONS EXERCISED IN 1999
                        AND 1999 YEAR-END OPTION VALUES

                                                                           NUMBER OF
                                                                     SECURITIES UNDERLYING       NET VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                                        AT YEAR-END(#)              AT YEAR-END ($)(1)
                               SHARES ACQUIRED   VALUE REALIZED   ---------------------------   ---------------------------
NAME                           ON EXERCISE(#)        ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ---------------   --------------   -----------   -------------   -----------   -------------
Harold A. Wagner.............           0                 0         692,498        330,002      $3,701,212         $0
John P. Jones III............      11,400           362,976         226,198        250,002      $  991,022         $0
Robert E. Gadomski...........      22,800           720,982         259,078        200,002      $1,363,192         $0
Joseph J. Kaminski...........      18,440           587,130         286,638        150,002      $1,555,444         $0
Ronaldo Sullam...............           0                 0          91,920         56,800      $  568,185         $0

-------------------------

(1) Net before-tax amounts determined by subtracting the exercise price from the fair market value at the exercise date or at year-end, as the case may be.

                        1999 LONG-TERM INCENTIVE AWARDS

                                                PERFORMANCE OR OTHER
                            NUMBER OF SHARES        PERIOD UNTIL
                               UNITS, OR           MATURATION OR
                            OTHER RIGHTS(#)            PAYOUT                  ESTIMATED FUTURE PAYOUTS
                            ----------------    --------------------    ---------------------------------------
NAME                                                                    THRESHOLD(#)    TARGET(#)    MAXIMUM(#)
----                                                                    ------------    ---------    ----------
Harold A. Wagner..........       30,000          10/1/98 - 9/30/00         7,500         30,000        67,500
John P. Jones III.........       25,000          10/1/98 - 9/30/00         6,250         25,000        56,250
Robert E. Gadomski........       20,000          10/1/98 - 9/30/00         5,000         20,000        45,000
Joseph J. Kaminski........       10,000          10/1/98 - 9/30/00         2,500         10,000        22,500
Ronaldo Sullam............       10,000          10/1/98 - 9/30/00         2,500         10,000        22,500

                               PENSION PLAN TABLE

                                                YEARS OF SERVICE
               ----------------------------------------------------------------------------------
REMUNERATION      15         20         25          30           35           40           45
------------   --------   --------   --------   ----------   ----------   ----------   ----------
 $  300,000    $ 66,024   $ 88,033   $110,041   $  132,049   $  154,057   $  176,557   $  199,057
    400,000    $ 88,524   $118,033   $147,541   $  177,049   $  206,557   $  236,557   $  266,557
    500,000    $111,024   $148,033   $185,041   $  222,049   $  259,057   $  296,557   $  334,057
    600,000    $133,524   $178,033   $222,541   $  267,049   $  311,557   $  356,557   $  401,557
    700,000    $156,024   $208,033   $260,041   $  312,049   $  364,057   $  416,557   $  469,057
    800,000    $178,524   $238,033   $297,541   $  357,049   $  416,557   $  476,557   $  536,557
    900,000    $201,024   $268,033   $335,041   $  402,049   $  469,057   $  536,557   $  604,057
  1,000,000    $223,524   $298,033   $372,541   $  447,049   $  521,557   $  596,557   $  671,557
  1,100,000    $246,024   $328,033   $410,041   $  492,049   $  574,057   $  656,557   $  739,057
  1,200,000    $268,524   $358,033   $447,541   $  537,049   $  626,557   $  716,557   $  806,557
  1,300,000    $291,024   $388,033   $485,041   $  582,049   $  679,057   $  776,557   $  874,057
  1,400,000    $313,524   $418,033   $522,541   $  627,049   $  731,557   $  836,557   $  941,557
  1,500,000    $336,024   $448,033   $560,041   $  672,049   $  784,057   $  896,557   $1,009,057
  1,600,000    $358,524   $478,033   $597,541   $  717,049   $  836,557   $  956,557   $1,076,557
  1,700,000    $381,024   $508,033   $635,041   $  762,049   $  889,057   $1,016,557   $1,144,057
  1,800,000    $403,524   $538,033   $672,541   $  807,049   $  941,557   $1,076,557   $1,211,557
  1,900,000    $426,024   $568,033   $710,041   $  852,049   $  994,057   $1,136,557   $1,279,057
  2,000,000    $448,524   $598,033   $747,541   $  897,049   $1,046,557   $1,196,557   $1,346,557
  2,100,000    $471,024   $628,033   $785,041   $  942,049   $1,099,057   $1,256,557   $1,414,057
  2,200,000    $493,524   $658,033   $822,541   $  987,049   $1,151,557   $1,316,557   $1,481,557
  2,300,000    $516,024   $688,033   $860,041   $1,032,049   $1,204,057   $1,376,557   $1,549,057
  2,400,000    $538,524   $718,033   $897,541   $1,077,049   $1,256,557   $1,436,557   $1,616,557

The compensation covered by our qualified and nonqualified defined benefit pension plans is the average of the salary and bonus for the highest three consecutive years during the final ten years of service. The approximate years of service as of September 30, 1999 for Mr. Wagner are 36 years; for Mr. Jones, 27 years; for Mr. Gadomski, 29 years; and for Mr. Kaminski, 34 years. The Table shows approximate annual ordinary life annuity benefits payable to U.S. salaried employees retiring at age

65 in calendar year 1999, after selected periods of service with selected amounts of covered compensation, without reduction for any survivor benefit or for Social Security benefits or other offsets. A lump sum form of payment is available under the nonqualified pension plan.

Mr. Sullam, who is age 58, is covered by a European qualified defined benefit pension arrangement which is provided through an employer-funded insured annuity contract. At age 60 he will qualify for a single life annuity of 60% of his final annual base salary based on 40 years of service. In addition, a special contribution made in 1983 will produce an additional annuity of $9,333 per year. These benefits include certain social security benefits other than the United Kingdom social security pension which is payable from age 65; and are subject to a 2.5% reduction for each year that retirement precedes age 60. The benefits are not increased for retirement later than age 60 other than to reflect increases in salary.

SEVERANCE AND OTHER CHANGE IN CONTROL ARRANGEMENTS

To retain our leadership team and provide for continuity of management in the event of any actual or threatened change in control of the Company, we utilize individual severance agreements which provide explicit contractual protection for our executive officers, including Messrs. Wagner, Jones, Gadomski, Kaminski, and Sullam. Individuals receive no payments or benefits under the agreements unless their employment ends during the three-year period following the change in control. Also, certain components of our executive compensation program are activated upon a change in control without regard to whether the individual's employment ends. Specifically, incentive plan provisions automatically accelerate payment of deferred bonuses and vest and provide a cash out opportunity for executive stock options; and provide for Board discretion to pay all executive deferred stock unit awards in cash on an accelerated basis. Also, grantor trusts secured by an agreement to reserve Company Stock for contribution to each trust, call for cash funding to pay benefits to employees under unfunded nonqualified retirement plans (under which participants will have an immediate, nonforfeitable right to their plan benefits and be entitled to elect an immediate lump sum payment of such amounts); and to cash out deferred stock units owed to nonemployee directors. In all of these agreements, plans, and programs, a change in control means a 20% stock acquisition by a person not controlled by the Company; a change in the Board majority during any two years except if approved by two thirds of those who were directors at the beginning of the period; or other events determined to constitute a change in control for purposes of the particular agreement, plan, or program by a majority of nonemployee directors in office when the event occurs.

The severance agreements give each executive specific rights and certain benefits if, within three years after a change in control, his employment is terminated by the Company without "cause" (as defined) or he terminates his employment for "good reason" (as defined). In such circumstances the executive would be entitled to:

     - a cash payment equal to three(1) times the sum of his annual base salary, the value for the most recent fiscal year of the Company's matching contribution and/or accrual on his behalf under the qualified 401(k) and nonqualified savings plans for U.S. employees, and his target bonus under the annual bonus plan;

     - a cash payment equal to the actuarial equivalent of the pension benefits he would have been entitled to receive under the Company's U.S. pension plans had he accumulated three(1) additional years of service credited after his termination date, plus the early retirement subsidy on the entire benefit should he be ineligible for early retirement as of the date of termination; and

-------------------------

(1) Subject to appropriate reduction in cases where an executive's mandatory retirement would occur within three years from the date of a change in control.

     - Continuation of medical, dental, and life insurance benefits for a period of up to three years, and provision of outplacement services, financial counseling benefits, and legal fees.

If any payment, distribution or acceleration of benefits, compensation or rights that is made by the Company to the executive under the severance agreement or otherwise, results in a liability to him for the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, the Company will pay him an amount equal to such excise tax. Also, each severance agreement provides for indemnification of the executive if he becomes involved in litigation because he is a party to the agreement.

Mr. Sullam, a citizen of Italy who resides in the United Kingdom ("U.K."), is a party to dual employment contracts with Air Products and an affiliate in the U.K. The purpose of the contracts is to set forth the allocation of his employment activities between those which take place within the U.K. and those which are performed outside the U.K. Under each of these agreements, Mr. Sullam is entitled to 180 days notice before his employment may be terminated (other than for cause). Also, Mr. Sullam's change in control severance agreement, which would override his dual employment contracts, varies from the severance agreements for the U.S. executives in that the cash payment for his pension benefit would reflect only assumed salary increases, not added service, and the difference between the benefit with and without the 2.5% per year reduction if termination occurs before age 60. Also, he would receive no dental or life insurance benefits, but medical coverage to age 65; and coverage, on a grossed-up basis, of any U.S. taxes withheld from payments to him under the severance agreement and other Company plans and programs that are not able to be used to reduce his U.K. tax liability.

               INFORMATION ABOUT STOCK PERFORMANCE AND OWNERSHIP
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

             COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN
    AIR PRODUCTS, S&P 500, S&P CHEMICALS, AND DOW JONES SPECIALTY CHEMICALS
                    COMPARATIVE GROWTH OF A $100 INVESTMENT
                    (ASSUMES REINVESTMENT OF ALL DIVIDENDS)

                                                                                                             DOW JONES SPECIALTY
                                            AIR PRODUCTS             S&P 500             S&P CHEMICALS            CHEMICALS
                                            ------------             -------             -------------       -------------------
Sep 94                                         100.00                 100.00                 100.00                 100.00
Sep 95                                         114.00                 130.00                 119.00                 123.00
Sep 96                                         130.00                 156.00                 153.00                 137.00
Sep 97                                         187.00                 219.00                 200.00                 161.00
Sep 98                                         137.00                 239.00                 178.00                 140.00
Sep 99                                         137.00                 306.00                 211.00                 161.00

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               PERSONS OWNING MORE THAN 5% OF AIR PRODUCTS STOCK
                            AS OF SEPTEMBER 30, 1999

                                                         AMOUNT AND NATURE
                                                           OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                         OWNERSHIP        PERCENT OF CLASS
------------------------------------                     -----------------    ----------------
Mellon Bank (DE) National Association ("Mellon").......     16,260,580              6.7%
Trustee of the Air Products and Chemicals, Inc.
Flexible Employee Benefits Trust (the "Trust")(1)
Mellon Bank Center
10th and Market Streets, 2nd Floor
Wilmington, DE 19801
State Farm Mutual Automobile Insurance Company.........     15,701,957              6.5%
One State Farm Plaza
Bloomington, IL 61710
State Street Bank and Trust Company ("State
  Street")(2)..........................................     15,518,788              6.4%
P.O. Box 1389
Boston, MA 02104

-------------------------

(1) The Trust holds shares under a grantor trust agreement between the Company and Mellon, as trustee. Trust shares are used to satisfy obligations of the Company and its affiliates under various employee benefit and compensation plans and programs as and where specified by the Company. Both the Trust and Mellon, as trustee, have disclaimed beneficial ownership of all Trust shares. Mellon has no discretion in the manner in which the shares will be voted. The trust agreement requires the shares to be voted, tendered, and exchanged in the same proportions and manner as the voting participants in the Company's Retirement Savings and Stock Ownership Plan (the "RSSOP") direct the RSSOP trustee.

(2) State Street holds 11,039,146 shares in trust as RSSOP trustee, which is 4.6% of outstanding shares. The RSSOP trust agreement provides, in general, that the trustee will vote, tender, and exchange RSSOP shares as voting RSSOP participants direct. State Street holds the remainder of the shares in trust as trustee or discretionary advisor for various collective investment funds for employee benefit plan and other index accounts. In the aggregate, State Street has sole voting power over 4,069,358 shares, shared voting power over 11,039,146 shares, sole investment power over 4,174,005 shares, and shared investment power over 11,344,783 shares.

        AIR PRODUCTS STOCK BENEFICIALLY OWNED BY OFFICERS AND DIRECTORS
                             AS OF NOVEMBER 1, 1999

                                                        SHARES BENEFICIALLY
                                                          OWNED AND OTHER
                                                              EQUITY
NAME OF BENEFICIAL OWNER                                   INTERESTS(1)        STOCK OPTIONS(2)
------------------------                                -------------------    ----------------
Mario L. Baeza........................................            504                     0
Tom H. Barrett........................................         26,076                12,000
L. Paul Bremer III....................................         10,539                12,000
Robert Cizik..........................................         16,408                12,000
Ursula F. Fairbairn...................................          2,188                 2,000
Robert E. Gadomski....................................         66,887               309,078
Edward E. Hagenlocker.................................          4,643                 6,000
James F. Hardymon.....................................          2,088                 4,000
John P. Jones III.....................................         49,616               284,532
Joseph J. Kaminski....................................        107,248               336,638
Terry R. Lautenbach...................................         11,549                12,000
Ruud F. M. Lubbers....................................          2,052                 8,000
Takeo Shiina..........................................          4,452                12,000
Ronaldo Sullam........................................          9,600               109,386
Lawrason D. Thomas....................................          8,326                10,000
Harold A. Wagner......................................        172,592               802,498
Directors and Executive Officers as a group (19
  persons)(3).........................................        558,079             2,172,333

-------------------------

(1) Shares reported include 18,948 shares owned jointly by certain of the directors and officers with their spouses with whom they share voting and investment power; 28,571 shares held by, or for the benefit of, members of the immediate families or other relatives of certain of the directors and officers, of which such directors and officers disclaim beneficial ownership of 28,571 shares; and for Mr. Wagner, 25,524 shares owned by a charitable foundation, as to which Mr. Wagner has shared voting and investment power. Equity interests reported are 71,470 deferred stock units ("DSUs") awarded or purchased, and 248,258 DSUs awarded or earned out under Company plans for nonemployee directors and for executives, respectively. The directors and officers have no voting or investment power over these securities.

(2) The directors and officers have the right to acquire this number of shares within 60 days by exercising outstanding options granted under Company plans. In the case of Mr. Wagner, 91,664 of the shares reported are subject to options transferred by gift to trusts for Mr. Wagner's children, as to which Mr. Wagner has no voting or investment power.

(3) Not counting their DSUs, our directors and executive officers as a group beneficially own just under 1% of our outstanding shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that all of our directors and officers subject to Section 16(a) have complied with all Section 16 filing requirements.

[X]    PLEASE MARK VOTES
       AS IN THIS EXAMPLE


STATE STREET BANK AND TRUST COMPANY



CONTROL NUMBER:
RECORD DATE SHARES:


Please be sure to sign and date this Proxy.      Date


Participant sign here



1. ELECTION OF DIRECTORS
The nominees for Directors for three-year terms are:

                                                    FOR ALL     WITH-   FOR ALL
                                                    NOMINEES    HOLD    EXCEPT
(01) M. L. BAEZA         (03) E. E. HAGENLOCKER
(02) L. P. BREMER III    (04) T. R. LAUTENBACH        [  ]      [  ]     [  ]



The nominee for Director for a one-year term is:

(05) H. A. WAGNER

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through that nominee(s) name. Your shares will be voted for the remaining nominee(s).


2. APPOINTMENT OF AUDITORS                           FOR     AGAINST    ABSTAIN
Ratification of appointment of Arthur Andersen
LLP as independent certified public accountants      [ ]       [ ]        [ ]
for fiscal year 2000.



THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR NOS. 1 AND 2.



DETACH CARD                                                         DETACH CARD

                       STATE STREET BANK AND TRUST COMPANY

December 15, 1999

TO: ALL PARTICIPANTS IN THE AIR PRODUCTS AND CHEMICALS, INC. RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

If you are an active employee with Intranet access, you should have received E-mail notice of electronic access to the Notice of Annual Meeting, the Proxy Statement, and the Annual Report on or about December 15, 1999. You may request paper copies of these materials by calling 1-888-AIR-INFO. If you do not have Intranet access, copies of these materials will be mailed to your home.

As a participant and named fiduciary of a Company-sponsored employee benefit savings plan that provides for pass-through voting to participants, you are entitled to vote the shares credited to your account and held by us in our capacity as Trustee under the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan. These shares will be voted in confidence as you direct if your vote is received by us on or before January 21, 2000.

This year, you may vote your shares in one of three ways. You may vote over the Internet, vote over the telephone, or vote by marking, signing, dating, and returning the voting direction form in the postage paid envelope. Internet and telephone voting instructions are on the reverse side.

Cordially yours,

STATE STREET BANK AND TRUST COMPANY, TRUSTEE

     2000 ANNUAL MEETING OF SHAREHOLDERS - AIR PRODUCTS AND CHEMICALS, INC.

                 STATE STREET BANK AND TRUST COMPANY BOSTON, MA
                 AS TRUSTEE FOR AIR PRODUCTS AND CHEMICALS, INC.
                   RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN.


The Trustee is hereby directed to vote the shares of common stock of Air Products and Chemicals, Inc. represented by units of interest (the "shares") allocated to my account under the Retirement Savings and Stock Ownership Plan at the annual meeting of shareholders of Air Products and Chemicals, Inc. to be held on 27 January 2000 as directed on the reverse side with respect to Proposals 1 and 2.

I understand that the whole shares allocated to my Plan account will be voted by the Trustee in person or by proxy as so directed by me. If this form is signed and returned without directions, the shares allocated to my account will be voted by the Trustee for Proposals 1 and 2. Except as otherwise provided in the Retirement Savings and Stock Ownership Plan, such shares will be voted in the proxies' discretion upon such other business as may properly come before the meeting. If this form is not returned or is returned unsigned, the shares allocated to my account will be voted by the Trustee in the same proportions as shares held under the Plan for which voting directions have been received.



                                ELECTRONIC VOTING


You can vote your shares electronically through the Internet or the telephone, 24 hours a day, 7 days a week. This eliminates the need to return the voting direction form.

1. TO VOTE OVER THE INTERNET:
      * Log on the Internet and go to the website http://www.eproxyvote.com/apd1

2. TO VOTE OVER THE TELEPHONE:
      *  On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683)
      *  Outside of the U.S. and Canada call 1-201-536-8073

Your electronic vote authorizes the proxies in the same manner as if you marked, signed, dated, and returned the voting direction form.

[X]   Please mark your votes
      as in this example.


                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
PROPOSALS 1 AND 2.

                         FOR          WITHHELD
1.   To elect all                                   Nominees are:
     nominees            [ ]            [ ]         01. M. L. Baeza, 02. L. P. Bremer III, 03. E. E.
                                                    Hagenlocker, 04. T. R. Lautenbach
     For all nominees except those named below:     as directors for three-year terms; 05. H. A. Wagner as
                                                    director for a one-year term.


2.   APPOINTMENT OF AUDITORS.                       FOR             AGAINST         ABSTAIN

     Ratification of appointment of
     Arthur Andersen LLP, as independent            [ ]               [ ]              [ ]
     certified public accountants for fiscal
     year 2000.


The shares represented by this proxy will be voted as directed by the shareholder on this proxy with respect to Proposals 1 and 2. If no direction is given, such shares will be voted for Proposals 1 and 2. Such shares will be voted in the proxies' discretion upon such other business as may properly come before the meeting.


SIGNATURE(S)                                              DATE


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

-------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                                                               CONTROL #

                        AIR PRODUCTS AND CHEMICALS, INC.

Dear Shareholder:

Air Products and Chemicals, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares electronically through the Internet or the telephone, 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

To vote your shares by these means, please use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system. To ensure that your vote will be counted, please cast your Internet or telephone vote before 12:00 a.m. on January 26, 2000.

     1.  To vote over the Internet:

        * Log on the Internet and go to the web site
HTTP://WWW.EPROXYVOTE.COM/APD

     2.  To vote by telephone:

        * On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683)

        * Outside of the U.S. and Canada call 201-536-8073

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated, and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

[LOGO]

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501


                             PROXY SOLICITED BY THE

     BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS--JANUARY 27, 2000


The undersigned hereby appoints Harold A. Wagner, W. Douglas Brown, and Leo J. Daley, or any one of them, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Air Products and Chemicals, Inc. on Thursday, January 27, 2000, and at any adjournments thereof, and to vote at such meeting the shares which the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournments thereof.


                                                                     SEE REVERSE
                                                                         SIDE

-------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *



                        [Air Products logo appears here]


                                 ANNUAL MEETING
                                       OF
                        AIR PRODUCTS AND CHEMICALS, INC.

                           THURSDAY - JANUARY 27, 2000
                                    2:00 P.M.
                         TOMPKINS COLLEGE CENTER THEATER
                       CEDAR CREST COLLEGE, ALLENTOWN, PA